Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT:    Abdo H. Khoury

Chief Financial and Portfolio Officer

(949) 718-4400

NHP REPORTS FIRST QUARTER 2008 EARNINGS

•	REVENUES INCREASED 24%

•	FFO PER SHARE UP 12%

•	FAD PER SHARE UP 10%

(NEWPORT BEACH, California, May 8, 2008)… Nationwide Health Properties, Inc. (NYSE:NHP) today announced its first quarter 2008 operating results and investment activity.

“We’re pleased to start 2008 with strong operating results. Compared to 2007’s first quarter, quarterly revenues are up 24%, diluted FFO per share is up 12% and diluted FAD per share is up 10%. Given our growth in 2007 and expectations for 2008, we increased our quarterly dividend per share in January 2008 by $0.03, or $0.12 on an annual basis,” commented Douglas M. Pasquale, NHP’s President and Chief Executive Officer. “We are also pleased to report that on April 1, 2008 we closed on the first tranche of the Pacific Medical Buildings transaction that we announced on February 25, 2008. This transformational transaction provides NHP with an exceptional medical office building platform comprised of Class A assets, a robust development pipeline with an experienced development team and a full-service property management company,” Mr. Pasquale added.

FIRST QUARTER 2008 RESULTS

The following table presents selected financial results for the first quarter of 2008 as compared to the first quarter of 2007:

SELECTED FINANCIAL RESULTS

($ in thousands, except per share amounts)

	Three Months Ended March 31,
Item	2008	2007	Change
Revenues	$86,713	$69,945	$16,768	24.0%
Income from Continuing Operations	$24,125	$20,559	$3,566	17.3%
Net Income	$37,455	$26,048	$11,407	43.8%
Diluted Income Available to Common Stockholders Per Share	$0.37	$0.25	$0.12	48.0%
Diluted FFO	$56,293	$46,711	$9,582	20.5%
Diluted FFO Per Share	$0.56	$0.50	$0.06	12.0%
Diluted FAD Per Share	$0.55	$0.50	$0.05	10.0%

Funds From Operations (FFO) and Funds Available for Distribution (FAD)

FFO and FAD are non-GAAP measures that NHP believes are important to an understanding of its operations. We believe FFO is an important supplemental measure of operating performance because it excludes the effects of depreciation and gains (losses) from sales of facilities (both of which are based on historical costs and which may be of limited relevance in evaluating current performance). We believe FAD is an important supplemental measure of operating performance because, like FFO, it excludes the effects of depreciation and gains (losses) from sales of facilities (both of which are based on historical costs and which may be of limited relevance in evaluating current performance). It also excludes straight-lined rent and other non-cash items that have become more significant for NHP and our competitors over the last several years. A reconciliation between net income and FFO and between net income and FAD, and a reconciliation of net income per share to both FFO per share and FAD per share for the guidance range is included in the accompanying financial data as we believe net income per share is the most directly comparable GAAP measure.

NEW INVESTMENTS

The following tables summarize our first quarter 2008 investment activity:

FIRST QUARTER 2008 CLOSED INVESTMENTS

Type	Amount (millions)	Unit Price (thousands)	Cap Rate	Initial Yield	CPI Ups	DARM Cover
Senior Housing	$22	$102	12.7%	9.3%	3.0%	1.6x
Medical Office	$2	$71/sf	7.4%	7.4%
Total	$24
Loans	$30			7.25%
Grand Total	$54

In addition to these closed investments, on April 1, 2008 we closed on the first tranche of our previously announced transaction with Pacific Medical Buildings. The acquisition consisted of six medical office buildings for $132.3 million, including the assumption of $61.8 million of secured debt and the issuance of 951,407 partnership units with a value of $30.2 million, and a 50% interest in the full-service property management company for $1 million (with potential future payments based on six times the normalized annual net operating profit of the management company for 2009 and 2010, net of any prior payments). On May 1, 2008 we closed on one additional medical office building in the previously announced transaction for $26.7 million, including the assumption of $13.4 million of secured debt and the issuance of 288,397 partnership units with a value of $9.5 million.

2008 FINANCING TRANSACTIONS

During the first quarter of 2008, we issued 930,000 common shares through our controlled equity offering program at an average price of $34.00 per share resulting in net proceeds of approximately $31.3 million.

On April 2, 2008 we closed on the previously announced sale of 23 facilities to Emeritus Corporation for $305 million. We used a portion of the proceeds, net of the retirement of $56 million of secured debt and $30 million of short-term seller financing, to repay the entire outstanding balance on our credit facility.

2008 GUIDANCE

We are increasing the low and high end of our full-year 2008 FFO guidance by $0.01 per share to a range of $2.18 to $2.23 per share and FAD guidance by $0.02 per share to a range of $2.10 to $2.14 per share. Annualizing our first quarter results would result in somewhat higher FFO and FAD per share for the year than the high end of our guidance range; however, such an analysis does not reflect certain other factors that we expect will slightly lower our FFO and FAD per share in future quarters. These factors include the slower than expected reinvestment of proceeds from the sale of the Emeritus assets, the issuance of 930,000 shares during the first quarter and potential increased capital expenditures and tenant improvements for MOBs during the remainder of the year. Our revised guidance includes the effects of the Pacific Medical Buildings transaction and the sale of the Emeritus portfolio, as well as expected mortgage loan receivable prepayments and dispositions during 2008 as described in our supplemental information package available on our website. However, while we expect to continue to make accretive acquisitions during 2008, our FFO and FAD guidance ranges do not assume any additional acquisitions, impairments or capital transactions.

CONFERENCE CALL INFORMATION

The Company has scheduled a conference call and webcast on Friday, May 9, 2008 at 8:30 a.m. Pacific time in order to present the Company’s performance and operating results for the quarter ended March 31, 2008. The conference call is accessible by dialing (877) 356-5705 and referencing conference ID number 43858991 or by logging on to our website at www.nhp-reit.com. The earnings release and any additional financial information that may be discussed on the conference call will also be available at the same location on our website. A digitized replay of the conference call will be available from 9:30 a.m. Pacific time that day until 9:00 p.m. Pacific time on Monday, June 9, 2008. Callers can access the replay by dialing (800) 642-1687 or (706) 645-9291 and entering conference ID number 43858991. Webcast replays will also be available on our website for at least 12 months following the conference call. The Company’s supplemental information package for the quarter ended March 31, 2008 is available on our website, free of charge, at www.nhp-reit.com by selecting investor relations followed by financial information and will also be included in our Current Report on Form 8-K filed May 8, 2008 with the SEC containing this release.

Nationwide Health Properties, Inc. is a real estate investment trust that invests in senior housing facilities, long-term care facilities and medical office buildings. The Company has investments in 555 facilities in 43 states. For more information on Nationwide Health Properties, Inc., visit our website at www.nhp-reit.com.

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Certain information contained in this release includes forward-looking statements. Forward-looking statements include statements regarding our expectations, beliefs, intentions, plans, objectives, goals, strategies, future events or performance and underlying assumptions and other statements which are not statements of historical facts, including statements regarding the proposed transaction between NHP and Pacific Medical Buildings and the benefits of the proposed transaction. These statements may be identified, without limitation, by the use of forward-looking terminology such as “may,” “will,” “anticipates,” “expects,” “believes,” “intends,” “should” or comparable terms or the negative thereof. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those described in the statements. Risks and uncertainties associated with the PMB transaction include (without limitation)

the following: delay or failure to obtain third party consents; the exclusion of certain properties from the transaction; the failure to achieve the perceived advantages from the transaction; larger than expected or unexpected costs associated with the transaction; unexpected liabilities resulting from the transaction; potential litigation associated with the transaction; and the retention of key personnel after the transaction. Other risks and uncertainties associated with our business, many of which will apply to the assets acquired in the PMB transaction, include (without limitation) the following: deterioration in the operating results or financial condition, including bankruptcies, of our tenants; non-payment or late payment of rent by our tenants; our reliance on two operators for a significant percentage of our revenues; occupancy levels at certain facilities; our level of indebtedness; changes in the ratings of our debt securities; access to the capital markets and the cost of capital; government regulations, including changes in the reimbursement levels under the Medicare and Medicaid programs; the general distress of the healthcare industry; increasing competition in our business sector; the effect of economic and market conditions and changes in interest rates; the amount and yield of any additional investments; our ability to meet acquisition goals; the ability of our operators to repay deferred rent or loans in future periods; the ability of our operators to obtain and maintain adequate liability and other insurance; our ability to attract new operators for certain facilities; our ability to sell certain facilities for their book value; our ability to retain key personnel; potential liability under environmental laws; the possibility that we could be required to repurchase some of our medium-term notes; the rights and influence of holders of our outstanding preferred stock; changes in or inadvertent violations of tax laws and regulations and other factors that can affect real estate investment trusts and our status as a real estate investment trust; and other factors discussed from time to time in our news releases, public statements and/or filings with the Securities and Exchange Commission, especially the “Risk Factors” sections of our Annual and Quarterly Reports on Forms 10-K and 10-Q. Forward-looking information is provided by NHP pursuant to the safe harbor established under the Private Securities Litigation Reform Act of 1995 and should be evaluated in the context of these factors. We disclaim any intent or obligation to update these forward-looking statements.

Consolidated Statements of Operations

In thousands, except per share data

	Three Months Ended March 31,
	2008	2007
Revenues:
Triple-net lease rent	$70,516	$62,911
Medical office building operating rent	10,930	2,763

	81,446	65,674
Interest and other income	5,267	4,271

	86,713	69,945
Expenses:
Interest and amortization of deferred financing costs	24,738	22,743
Depreciation and amortization	27,550	19,813
General and administrative	6,498	5,617
Medical office building operating expenses	4,864	1,414

	63,650	49,587

Income before minority interests and unconsolidated joint venture	23,063	20,358
Minority interests in net loss (income) of consolidated joint ventures	9	(17)
Income from unconsolidated joint venture	1,053	218

Income from continuing operations	24,125	20,559
Discontinued operations:
Gain on sale of facilities, net	10,866	66
Income from discontinued operations	2,464	5,423

	13,330	5,489

Net income	37,455	26,048
Preferred stock dividends	(2,062)	(3,791)

Income available to common stockholders	$35,393	$22,257

Basic earnings per share (EPS):
Income from continuing operations	$0.23	$0.19
Discontinued operations	0.14	0.06

Income available to common stockholders	$0.37	$0.25

Diluted EPS:
Income from continuing operations	$0.23	$0.19
Discontinued operations	0.14	0.06

Income	$0.37	$0.25

Weighted average shares outstanding for EPS:
Basic	95,274	88,188

Diluted	95,783	88,676

Reconciliation of Net Income to Funds From Operations (FFO)

In thousands, except per share data

	Three Months Ended March 31,
	2008	2007
Net income to FFO
Net income	$37,455	$26,048
Preferred stock dividends	(2,062)	(3,791)
Real estate related depreciation and amortization	28,589	22,294
Depreciation in income from unconsolidated joint venture	1,115	164
Gains on sale of facilities	(10,866)	(66)

FFO available to common stockholders	54,231	44,649
Series B preferred dividend add-back	2,062	2,062

Diluted FFO	56,293	46,711

Weighted average shares outstanding for FFO
Diluted weighted average shares outstanding	95,783	88,676
Series B preferred stock add-back	4,728	4,698

Fully diluted weighted average shares outstanding	100,511	93,374

Diluted per share amounts:
FFO	$0.56	$0.50

Dividends declared per common share	$0.44	$0.41

FFO payout ratio	79%	82%

FFO Coverage	1.27	1.22

Reconciliation of Net Income to Funds Available for Distribution (FAD)

In thousands, except per share data

	Three Months Ended March 31,
	2008	2007
Net income to FAD
Net income	$37,455	$26,048
Preferred stock dividends	(2,062)	(3,791)
Real estate related depreciation and amortization	28,589	22,294
Gains on sale of facilities	(10,866)	(66)
Straight-lined rent	(2,837)	(937)
Amortization of above and below market lease intangibles	124	38
Non-cash stock-based compensation expense	1,331	1,020
Deferred finance cost amortization	747	687
Lease commissions and tenant and capital improvements	(847)	(613)
NHP’s share of FAD reconciling items from unconsolidated joint venture
Real estate related depreciation and amortization	1,115	164
Deferred finance cost amortization	19	—

FAD available to common stockholders	52,768	44,844
Series B preferred dividend add-back	2,062	2,062

Diluted FAD	$54,830	$46,906

Weighted average shares outstanding for FAD
Weighted average shares outstanding	95,783	88,676
Series B preferred stock add-back	4,728	4,698

Fully diluted weighted average shares outstanding	100,511	93,374

Diluted per share amounts:
FAD	$0.55	$0.50

Dividends declared per common share	$0.44	$0.41

FAD payout ratio	80%	82%

FAD Coverage	1.25	1.22

Reconciliation of 2008 Net Income Guidance to 2008 Diluted FFO and Diluted FAD Guidance

	Low	High
Net income	$2.72	$2.77
Real estate related depreciation and amortization	1.14	1.14
Less: gains on sale	(1.66)	(1.66)
Dilution from convertible preferred stock	(0.02)	(0.02)

Diluted FFO guidance	$2.18	$2.23

Straight-lined rent	(0.11)	(0.11)
Non-cash stock-based compensation expense	0.05	0.05
Deferred finance cost amortization	0.03	0.03
Lease commissions and tenant and capital improvements	(0.05)	(0.06)

Diluted FAD guidance	$2.10	$2.14

Consolidated Balance Sheets

In thousands

	March 31, 2008	December 31, 2007
Assets
Real estate related investments:
Land	$286,771	$301,100
Buildings and improvements	2,747,883	2,896,876

	3,034,654	3,197,976
Less accumulated depreciation	(416,364)	(410,865)

Net real estate	2,618,290	2,787,111
Mortgage loans receivable, net	112,591	121,694
Investment in unconsolidated joint venture	50,417	52,637

Net real estate related investments	2,781,298	2,961,442
Cash and cash equivalents	30,117	19,407
Receivables, net	3,164	3,808
Assets held for sale	168,550	—
Other assets	200,186	159,696

Total assets	$3,183,315	$3,144,353

Liabilities and Stockholders’ Equity
Credit facility	$56,000	$41,000
Senior notes due 2008 - 2038	1,156,500	1,166,500
Notes and bonds payable	334,269	340,150
Accounts payable and accrued liabilities	115,432	107,844

Total liabilities	1,662,201	1,655,494
Minority interests	5,720	6,166
Stockholders’ equity:
Series B convertible preferred stock	106,435	106,445
Common stock	9,615	9,481
Capital in excess of par value	1,604,746	1,565,249
Cumulative net income	1,326,206	1,288,751
Accumulated other comprehensive income	2,442	2,561
Cumulative dividends	(1,534,050)	(1,489,794)

Total stockholders’ equity	1,515,394	1,482,693

Total liabilities and stockholders’ equity	$3,183,315	$3,144,353